Exhibit 1.4

ARTICLES OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
TOP SHIPS INC.
UNDER SECTION 90 OF THE BUSINESS CORPORATIONS ACT

I, Anthony Tu-Sekine, Attorney-in-Fact of TOP SHIPS INC., a corporation organized and existing under the laws of the Republic of the Marshall Islands, for the purpose of amending the Articles of Incorporation of said Corporation pursuant to Section 90 of the Business Corporations Act, hereby certify:

1.	The name of the Corporation is: TOP SHIPS INC.

2.
The Articles of Incorporation were filed with the Registrar of Corporations on the 10th day of January, 2000 under the name of “OCEAN HOLDINGS INC.”, Articles of Amendment were filed with the Registrar of Corporations on the 30th day of April, 2004 changing the name of the Corporation to “TRANS OCEAN PETROLEUM TANKERS INC.”, Articles of Amendment were filed with the Registrar of Corporations on the 10th day of May, 2004 changing the name of the Corporation to “TOP TANKERS INC.”, Articles of Amendment were filed with the Registrar of Corporations on the 27th day of May, 2004, Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations on the 21st day of July, 2004, Articles of Amendment were filed with the Registrar of Corporations on the 22nd day of July, 2005 and Articles of Amendment were filed with the Registrar of Corporations on the 17th day of December, 2007 changing the name of the Corporation to “TOP SHIPS INC.”

3.	Section D of the Articles of Incorporation, as heretofore amended and restated, is hereby amended by adding the following paragraph:

“Effective with the commencement of business on March 20, 2008, the Company has effected a 3 to 1 reverse stock split as to its issued and outstanding Common Stock, pursuant to which the number of issued and outstanding shares of Common Stock shall decrease from 62,116,976 to 20,705,658.  The reverse stock split shall not change the number of registered shares of Common Stock the Company is authorized to issue or the par value of the Common Stock.  The stated capital of the Company is hereby reduced from $621,169.76 to $207,056.58 and the amount of $414,113.18 is allocated to surplus.”

4.
The amendment to the Articles of Incorporation, as heretofore amended and restated, was authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon at the meeting of shareholders of the Corporation held on March 13, 2008.

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IN WITNESS WHEREOF, I have executed these Articles of Amendment on this 19th day of March, 2008.

/s/ Anthony Tu-Sekine
Name: Anthony Tu-Sekine
Title: Attorney-in-Fact

SK 23116 0001 864942